ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

090301

Filed in the office of	Document Number
Ross Miller Secretary of State State of Nevada	20110771951-84
	Filing Date and Time: 10/27/2011 2:55 PM
	Entity Number: E0482392006-7

Certificate of Change Pursuant to NRS 78.209

USE BLACK INK ONLY - DO NOT HIGHLIGHT ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209 For Nevada Profit Corporations

1. Name of corporation:

BIDFISH.COM INC.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

3,100,000,000 shares of common stock at $0.00001 par value per share and 100,000,000 shares of preferred stock at $0.00001 par value per share.

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

516,666,666 shares of common stock at $0.001 par value per share and 100,000,000 shares of preferred stock at $0.00001 par value per share.

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

One (1) share of new common stock, par value $0.001 per share, will be issued for each six (6) shares of old common stock, par value $0.00001 per share, outstanding before the change. There is no change to the authorized shares of preferred stock.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

No fractional shares will be issued. All fractional shares will be rounded up to the next whole number of shares.

7. Effective date and time of filing: (optional) Date: November 7, 2011 Time: 12:01 a.m.

(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X

Signature of Officer — President, Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.